Exhibit 10.2

PROMISSORY NOTE

$500,000	New York, NY, May 27, 2014

FOR VALUE RECEIVED, BREKFORD CORP., a Delaware corporation (the “Company”), hereby promises to pay to the order of ROSENTHAL & ROSENTHAL, INC., a NEW YORK Corporation (the “Lender”), at its office at 1370 Broadway, New York, NY 10018, or at such other place as the holder hereof may from time to time designate in writing (i) the sum of Five hundred thousand dollars ($500,000) in consecutive monthly installments commencing on the first day of the fourth month following the Closing Date (as defined in the Financing Agreement (as defined below)) and continuing on the same day of each month thereafter, each in the amount of $20,833.33, until the earlier of Maturity (as defined below) or repayment in full of the entire outstanding principal balance hereof, and (ii) interest thereon commencing on the first day of the first month following the Closing Date and continuing on the same day of each month thereafter, until the earlier of Maturity (as defined below) or repayment in full of the entire outstanding principal and interest balance hereof. Upon Maturity, the entire unpaid principal balance hereof, if any, together with interest thereon, if any, shall at the option of the holder hereof immediately become due and payable without notice, and the failure to assert this right shall not be deemed a waiver thereof. The Company may prepay the outstanding principal balance hereof in whole or in part, without penalty, at any time, provided, that, such prepayments shall not affect their obligations to continue to pay monthly installments thereafter until the earlier of Maturity or repayment in full of the entire outstanding principal balance hereof. Any payments received hereunder shall be applied first to interest, then to any monthly installment of principal then due and owing, and then to the remaining outstanding principal balance hereof.

Interest, on the unpaid principal balance hereof shall accrue at the rate of six percent (6%) per annum above the Prime Rate. The “Prime Rate” shall mean the rate of interest publicly announced by JPMorgan Chase Bank, from time to time, any change in the Prime Rate to take effect on the date of such change provided, however, that no effect shall be given to any reduction in the Prime Rate below four percent (4%) per annum.   On or after Maturity (as defined below), whether by acceleration or otherwise, said rate of interest or the then unpaid principal balance of the Note shall accrue at the rate of two percent (2%) per month from the date of maturity until the unpaid balances of principal of this Note have been paid in full.

Maturity shall mean the earlier to occur of (i) the occurrence of any default in the payment of any installment of principal or of interest as aforesaid; (ii) the occurrence of any Default under and as defined in the Financing Agreement entered into by and between the Company and Lender dated effective as of the date hereof, as amended and supplemented (the “Financing Agreement”); (iii) the termination of the Financing Agreement for any reason or (iv) all obligations under the Financing Agreement becoming due and payable for any reason pursuant to its terms.

This Note is collaterally secured by all of the security interests heretofore or hereafter granted to Lender by the Company.

In the event the Lender or such holder shall retain or engage an attorney or attorneys to collect or enforce this Note or to protect its rights with respect thereto, the Company agrees to pay all of the costs and expenses thereof including (without limitation), reasonable attorneys' fees, whether or not suit be instituted, and the Lender or such holder may (without limitation) take judgment for all such amounts.

Each of the Company and all guarantors and endorsers of this Note, severally waive diligence, demand, presentment, notice of non-payment and protest, and assent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.

This Note shall be governed, interpreted and enforced pursuant to the laws of the State of New York.

BREKFORD CORP.

By:	/s/ Rodney Hillman
Rodney Hillman, President/COO